Calculation of Filing Fee Tables
S-4
Expro Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares	Other	116,390,263		$ 2,044,394,970.00	0.0001381	$ 282,330.95
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,044,394,970.00		$ 282,330.95
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 282,330.95
Offering Note
[1]	Represents the maximum number of ordinary shares of the Registrant ("Ordinary Shares") that are expected to be outstanding as of the completion of the redomicile transactions described in the Registrant's registration statement on Form S-4. The number of Ordinary Shares being registered is based on the sum of (i) 113,390,263 shares of common stock, EUR 0.06 nominal value per share, of Expro Group Holdings N.V. ("Expro N.V. Common Shares") outstanding as of March 26, 2026 and (ii) an additional 3,000,000 Expro N.V. Common Shares to account for potential issuances of Expro N.V. Common Shares between March 26, 2026 and the consummation of the redomicile transactions. Calculated pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of $2,044,394,970 of the securities being registered was calculated based on the product of (a) $17.565, the average of the high and low prices per Expro N.V. Common Share on the New York Stock Exchange on March 31, 2026, multiplied by (b) 116,390,263 (which represents the maximum number of Expro N.V. Common Shares that are expected to be outstanding as of the completion of the redomicile transactions).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date